Exhibit 3.2

COMMERCE BANCSHARES, INC.

BY‑LAWS

(Currently in effect; Last amended August 2, 2019)

ARTICLE I
Location of Offices

Section 1.    Principal Office. The principal office of the Corporation shall be located in Kansas City, Jackson County, Missouri, or at such other place as may be designated from time to time by the Board of Directors.

Section 2.    Other Offices. The Corporation may have offices at such other place or places, either within or without the State of Missouri, as the Board of Directors may from time to time designate.

ARTICLE II
Meeting of Stockholders

Section 1.    Annual Meeting. The annual meeting of the stockholders shall be held at the principal office of the Corporation, or at such other place as shall be designated in the notice thereof, at 9:30 a.m., or at such other time as shall be designated in the notice thereof, on the third Wednesday in April in each year, or if that be a legal holiday, on the next succeeding day not a legal holiday, for the purpose of electing a Board of Directors and transacting such other business as may come before the meeting.
Section 2.     Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, or in case of the absence or disability of the Chairman of the Board, by any Vice Chairman, if one be so elected, or by the President, or at any time upon the written request of a majority of the Board of Directors. Each call for a special meeting of the stockholders shall state the time, the day, the place and the purpose of such meeting and shall be in writing, signed by the persons making the same and delivered to the Secretary. No business shall be transacted at a special meeting other than such as is included in the purposes stated in the call.
Section 3.    Notice of Meetings. Written or printed notice of each meeting of the stockholders stating the hour and day when, and the place where such meeting is to be held shall be served as hereinafter provided on each stockholder entitled to vote thereat not less than ten (10) days or more than seventy (70) days before such meeting, except that further notice shall be given of particular matters if required by law. Written notice shall include, but not be limited to, notice by electronic transmission, which means any process of communication not involving the physical transfer and paper that is suitable for retention, retrieval and reproduction of information by the recipient. In the case of the annual meetings the notice shall state that the purposes thereof are the election of a Board of Directors and the transaction of such other business as may come before the meeting. In the case of a special meeting such notice shall state the purpose or purposes for which the meeting is called. Service of such notice shall be made either (i) personally, (ii) by depositing the same in a sealed envelope addressed to the stockholder at his address as it appears with the records of the Corporation, and deposited in a United States Post Office, with the postage thereon prepaid, or (iii) if requested in advance by a stockholder, by an electronic transmission of a type which delivery thereof is capable of being confirmed. If such notice is served by mailing the same, it shall be deemed to have been given at the time when the same shall be thus mailed. If any stockholder shall not have an address appearing upon the books of the Corporation, such notice may be given by mailing the same as heretofore provided, addressed to such stockholder at the General Post Office in Kansas City, Missouri. Service of such notice shall be made by the Secretary, but in case the Secretary shall refuse or neglect to serve such notice upon each stockholder as herein provided, then such service may be made by any officer or director of the Corporation. In addition, such published notice shall be given as required by law.
Section 4.    Waiver of Notice. Any stockholder may waive notice of any meeting of the stockholders, by a writing signed by him, or by his duly authorized attorney, either before or after the time of such meeting. A copy of such waiver shall be entered in the minutes, and shall be deemed to be the notice required by him or by these By‑Laws. Any stockholder present in person, or represented by proxy, at any meeting of the stockholders shall be deemed to have thereby waived notice of such meeting except where such attendance is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Exhibit 3.2

Section 5.    Meetings May Be Held By Consent. Whenever all stockholders entitled to vote consent, by a writing filed with the Secretary, any action to be taken at a meeting of stockholders may be taken without a meeting, and any action so taken shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business, including the election of directors, may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time. If any meeting of the stockholders be irregular for want of notice, or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid, and the irregularity or defect therein waived, by a writing signed by all persons having the right to vote at such meeting. Such consent or ratification and approval may be by proxy or attorney, but all such proxies and powers of attorney must be in writing and delivered to the Secretary.

Section 6.    List of Stockholders. At least ten days before each meeting of stockholders the Secretary shall cause to be prepared a complete list of the names and addresses of all stockholders entitled to vote at such meeting, arranged in alphabetical order, with the number of shares held by each, and such list shall be produced and kept at the registered Missouri office and shall be subject to inspection by any stockholder during regular business hours. Such list shall also be produced and kept open at the meeting and shall be subject to inspection by any stock-holder during the meeting. The provisions of this Section shall not apply to a special meeting held by consent pursuant to Section 5 of this Article of the By‑Laws.

Section 7.    Quorum. At any meeting of the stockholders, a majority of the outstanding capital stock entitled to vote at such meeting, being represented in person or by proxy, shall constitute a quorum for all purposes, including the election of directors, except where it is otherwise provided by law.

Section 8.    Organization. The Chairman of the Board, and in his absence, any Vice Chairman, if one be so elected, or the President, shall preside at each meeting of the stockholders and shall act as chairman thereof. The Secretary shall act as secretary of all meetings of the stockholders.

Section 9.    Voting. At each meeting of the stockholders, each stockholder shall be entitled to vote in person, or by proxy held by some person or persons present at such meeting, and made in accordance with the provisions of the By‑Laws of the Corporation, and upon all matters shall have one vote for each share of stock standing in his name on the books of the Corporation on the record date determined as provided in Section 6 of ARTICLE VII of the By‑Laws. All questions, except any question the manner of deciding which is specially regulated by law, shall be determined by a majority of the outstanding shares of capital stock represented at each meeting. If voting shall be by ballot for the election of directors or other questions, the Chairman of such meeting of the stockholders may appoint not less than two (2) persons, who are not directors, to act as Inspectors of Election and to receive and canvass the votes cast at such meeting and certify the results to the Chairman. Each such Inspector, before entering upon the discharge of his duties, shall take and subscribe the following oath: "I do solemnly swear that I will execute the duties of an inspector of the election now to be held, with strict impartiality and according to the best of my ability." The Inspectors of Election shall take charge of the polls and after the balloting shall make and file a written certificate of the result of the votes cast at the meeting.

Section 10.    Adjournment. If, at any meeting of the stock-holders, a quorum shall fail to attend at the time and place for which such meeting was called, or if the business of such meeting shall not be completed, the stockholders present in person or represented by proxy may, by a majority vote, adjourn the meeting from day to day, or from time to time, not exceeding ninety (90) days from such adjournment, without further notice, until a quorum shall attend or the business thereof shall be completed. Such adjournment and the reasons therefor shall be recorded in the minutes. At any such adjournment meeting, any business may be transacted which might have been transacted at the meeting as originally called.

Section 11.    Proxies. Every proxy must be in writing, signed by the stockholder himself or herself or by his or her duly authorized attorney or by his or her legal representative, and must be filed with the Secretary of the Corporation at or before the roll call at the meeting at which the same is to be used, and unless so signed and filed it cannot be used at such meeting. In lieu of a written proxy, to the extent permitted by law, a proxy may be transmitted in a telegram, cablegram, facsimile or other means of electronic transmission, or by telephone, provided that such telegram, cablegram, facsimile or other electronic transmission, or telephonic transmission either sets forth or is submitted with, information from which it can be determined that such telegram, cablegram, facsimile or other electronic transmission, or telephonic transmission was authorized by the stockholder. Any proxy may be revoked at the pleasure of the person executing it, by a writing similarly signed and filed, or an electronic transmission or telephonic transmission of the type described above, unless such person shall have specified therein that it is irrevocable. No proxy shall be valid after the expiration of eleven (11) months from its date, unless the person executing it shall have specified therein the length of time for which such proxy is to continue in force. In the event that such instrument in writing or by electronic transmission or telephonic transmission shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and

Exhibit 3.2

may exercise all of the powers conferred by such written instrument or by such electronic transmission or telephonic transmission upon all of the persons so designated, unless the instrument shall otherwise provide.

Section 12.      Advance Notification of Business to be Transacted at Annual Meetings. No business may be transacted at an Annual Meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such Annual Meeting, and (ii) who complies with the notice procedures set forth in this Section 12.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the date of the Annual Meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.

To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

No business shall be conducted at the Annual Meeting of stockholders, except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 12; provided, however, that once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 12 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 13.      Conduct of Meetings. The board of directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting, (2) rules and procedures for maintaining order at the meeting and the safety of those present, (3) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman shall permit, (4) restrictions on entry to the meeting after the time fixed for the commencement thereof and (5) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the board of directors or the chairman of the meeting, meetings of the stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III
Directors

Section 1.    Number and Qualification. The corporate powers, business and property of the Corporation shall be exercised, conducted and controlled by a board of directors consisting of twelve (12) persons, except that the board of directors may, from time to time, increase or decrease the number of persons constituting the board provided that the board shall at all times consist of at least three (3) persons.

Exhibit 3.2

Section 2.    Election and Term of Office. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each as nearly equal in number as possible. At the meeting held for the election of the first board, the directors of the first class should be elected for a term of one year; the directors of the second class for a term of two years; and the directors of the third class for a term of three years; and at each annual election the successors to the class of directors whose terms shall expire that year shall be elected to hold office for the term of three years, so that the term of office of one class of directors shall expire in each year. All directors of the Corporation whose terms shall have expired shall hold office until their successors are elected and qualified or until there is a decrease in the number of directors. Each stockholder, in person or by proxy, shall be entitled to cast one vote for each share of stock standing in his name on the books of the Corporation on the record date for each director without cumulative voting.

Each director of this Corporation upon attaining the age of 72 years, shall be deemed to have submitted his resignation as a director of this Corporation to be effective on the day such director attains the age of 72 years; provided, however, that a director who is also an officer of this Corporation, or an officer of any other corporation in which this Corporation owns capital stock (subsidiary), shall resign as a director of this Corporation on the date he retires or resigns as an officer from the last of such corporations except that, for the purposes of this Section only, a director serving as Chairman of the Board of this Corporation shall not be deemed to be an officer of this Corporation; provided further, that notwithstanding the retirement age set forth above, the Chairman of the Board may invite a director who is the “lead director” to continue to serve as a director of the Board until the end of the director’s then current term (or some agreed upon portion thereof), at which time that director will be deemed to have submitted his/her resignation. The continuation as a director or the election or reelection of a director, by mistake or otherwise, in violation of the aforesaid policy, shall not, ipso facto, void such continuation, election or reelection, or nullify any actions so taken by such person as a director.

In any uncontested election of directors, a nominee for director will be elected to the Board if the number of votes cast "for" that nominee's election exceed the number of votes cast "withheld" from that nominee (excluding abstentions and broker non-votes) at any meeting for the election of directors at which a quorum is present (a "Majority Vote").

Any nominee for director who does not receive a Majority Vote in an uncontested election is expected promptly to tender his or her resignation to the Chairman of the Board following certification of the stockholder vote. The Committee on Governance and Directors will promptly consider the resignation submitted by each nominee failing to receive a Majority Vote and recommend to the Board whether to accept the tendered resignation or reject it. The Board will consider the Committee's recommendation and decide whether to accept or reject any tendered resignation no later than at its first regularly scheduled meeting following certification of the stockholder vote. Following the Board's decision on the Committee on Governance and Directors’ recommendation, the Company will promptly publicly disclose the Board's decision.

To the extent that one or more directors' resignations are accepted by the Board, the Committee on Governance and Directors will recommend to the Board whether or not to fill such vacancy or vacancies. Any director who tenders his or her resignation pursuant to this provision will not participate in the Committee on Governance and Directors recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Committee on Governance and Directors failed to receive a Majority Vote at the same election, then the remaining independent directors on the Board will appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject them. This Board committee may, but need not, consist of all of the independent directors on the Board.

No director shall be expected to tender his or her resignation if such director fails to receive a Majority Vote in an election in which there are more director candidates for election than director positions to be filled.

Section 3.    Vacancies. In case of increase in the number of directors or vacancy occurring on the Board of Directors through death, resignation, disqualification, or disability, any such increase or vacancy may be filled by vote of a majority of the surviving or remaining directors then in office. Such director as may be elected by the Board of Directors to fill a vacancy shall hold office for the unexpired portion of the term of the director whose place shall be vacated. Directorships created as a result of an increase in number of directors shall be allocated among the classes of directors so that no one class shall have more than one director more than any other class and, to the extent possible, any newly created directorships shall be added to the class or classes the terms of office of which are to expire at the earliest date or dates following such allocation. Directors elected under this Section 3 shall hold office until their successors are elected and qualified or until there is a decrease in the number of directors.

Exhibit 3.2

Section 4.    Annual Meeting. The annual meeting of the directors, for the purpose of electing officers and transacting such other business as may come before the meeting shall be held in conjunction with the first regular meeting of the Board of Directors next occurring after the annual meeting of stockholders shall be finally adjourned.

Section 5.    Regular Meetings Other Than Annual Meetings. Regular meetings of the directors may be held at such time and place as shall be determined from time to time by resolution of the Board of Directors. After the time and place of such regular meetings shall have been so determined, no notice of such regular meetings need be given.

Section 6.    Special Meetings. Special meetings of the Board of Directors for any purpose or purposes shall be called by the Secretary of the Corporation at the written request of the Chairman of the Board, or the Vice Chairman, if one be so elected, or the President, or at the written request of a majority of the directors. Such request shall state the purpose or purposes of the proposed meeting.

Section 7.    Notice of Meetings. No notice shall be required to be given of any regular meeting of the Board of Directors. Notice of any change in the place of holding any regular meeting, or of any adjournment of a regular meeting to reconvene at a different place, shall be given by mail or telegraph not less than forty‑eight (48) hours before such meeting to all directors who were absent at the time such action was taken. The Secretary of the Corporation shall give notice of all special meetings of the directors by delivering to each director in person not later than the day prior to the meeting, or as to any such director not so personally notified by mailing to him, a written or printed notice of such meeting, postage prepaid, or by telegraph or by messenger delivery to each such director, at his last known address, so that in the ordinary course of the method of delivery it would reach such director at least on the day prior to the meeting. The business transacted at all special meetings of directors shall be confined to the subjects stated in the notice and to matters germane thereto, unless all directors of the Corporation are present at such meeting and consent to the transaction of other business.

Section 8.    Meetings May Be Held By Consent. Whenever all persons entitled to vote at any meeting of the directors consent, either by a writing on the records of the meeting, or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent, or to the consideration of which no objection for want of notice is made at the time. If any meeting of the directors be irregular for want of notice, or of such consent, provided a quorum was present at such meeting, the proceedings of such meeting may be ratified and approved and rendered likewise valid, and the irregularity or defect therein waived, by a writing signed by all persons having the right to vote at such meeting. Whenever any notice is required to be given to any director under any provisions of the By‑Laws, a waiver thereof in writing, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 9.    Quorum. A majority of the Board of Directors of the Corporation, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except where otherwise provided by law or by the By‑Laws of the Corporation.

Section 10.    Adjournment. If at any meeting of the Board of Directors a quorum shall fail to attend, a majority of the directors present at the time and place appointed for such meeting may adjourn the meeting from time to time to any date until the next regular meeting, without notice other than verbal announcement at the meeting and adjournments thereof, until a quorum shall attend. Likewise, any meeting of directors at which a quorum is present may also be adjourned, in like manner and on like notice, for such time or upon such call as may be determined by vote of a majority of the directors there present. At any adjournment of any such meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 11.    Organization. The Chairman of the Board, and in his absence, any Vice Chairman, if one be so elected, and in the absence of both, a Chairman pro tem, chosen by the directors present shall preside at each meeting of the directors and shall act as chairman thereof. The Secretary, and in the absence of the Secretary or any Assistant Secretary, a Secretary pro tem, chosen by the directors present, shall act as secretary of all meetings of the directors.

Section 12.    Rules and Regulations. The Board of Directors shall supervise all officers and agents and see that their duties are property performed. The Board of Directors may adopt such rules and regulations for the conduct of their meetings, the guidance of the officers and the management of the affairs of the Corporation as they deem proper, not inconsistent with law or the By‑Laws of the Corporation, and may, from time to time, determine the order of business at their meetings.

Exhibit 3.2

Section 13.    Minutes and Statements. The Board of Directors shall cause to be kept a complete record of their meetings and acts, and of the proceedings of the stockholders.

Section 14.    Powers of the Board. In addition to the power and authority conferred upon them by law, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law prohibited or limited, and which are not required or directed to be exercised or done by the stockholders or by their consent and authority first specifically given and evidenced in writing.

Section 15.    Compensation of Directors. The compensation to be paid the directors of this Corporation for services at all regular or special meetings of the Board of Directors shall be determined from time to time by the Board of Directors; provided, that no such compensation shall be paid to any director who shall at the time be receiving a salary from this Corporation or any of its subsidiaries as an officer thereof.

Section 16.     Nomination of Directors. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 16 and on the record date for the determination of stockholders entitled to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 16. Persons nominated by a stockholder of the Corporation shall only be eligible for election as directors of the Corporation if such persons are nominated in accordance with the following procedures.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the date of the Annual Meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.

To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"); and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

No person nominated by a stockholder of the Corporation shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 16. If the Chairman of the Annual Meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE IV
Committees

Section 1.    Executive Committee. The Board of Directors may, by resolution passed by a majority of the total number of directors, designate an Executive Committee to consist of the Chairman of the Board, the President, and such number of other directors as they shall determine. The members of the Executive Committee shall hold their office as such

Exhibit 3.2

until the membership is changed by the Board of Directors. In making such new appointments the Board of Directors shall designate the directors said appointees are to succeed and the time they are respectively to serve on said Committee. The Executive Committee shall have and may exercise all powers of the Board of Directors. A majority of the members of the Executive Committee shall determine its action and shall fix the time and place of its meetings unless the Board of Directors shall otherwise provide. When regular meetings have been established no notice shall be required thereof and any and all business may be transacted thereat. Notices of special meetings shall be given in the same manner as is provided for special meetings of the Board of Directors. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. A majority of the Executive Committee shall constitute a quorum. The Executive Committee shall keep regular minutes of its proceedings and shall report the same at the next succeeding meeting of the Board of Directors.

Section 2.    Other Committees. The Board of Directors may from time to time, designate such other committee or committees as the Board may deem advisable, and may select or designate the manner of selecting any such committee, which committee may consist in whole or in part of officers of this Corporation, whether or not they be directors thereof. Each such committee shall have and may exercise such powers as the Board of Directors shall provide by its resolution.

Section 3.    Compensation of Committee Members. The Board of Directors shall determine the compensation to be paid to each member of any committee appointed by it for service on such committee, provided that no such compensation shall be paid to any committee member who shall at the time be receiving a salary from this Corporation or any of its subsidiaries as an officer thereof.

ARTICLE V
Officers

Section 1.    Executive Officers. The executive officers of this Corporation shall be a Chairman of the Board, one or more Vice Chairmen, a President, one or more Executive Vice Presidents and one or more Senior Vice Presidents, all of whom shall be elected by the Board of Directors; provided, however, the Board may elect a non-executive as Chairman of the Board from time to time in its discretion. All Vice Presidents, a Secretary, a Treasurer, a Controller and an Auditor shall also be elected by the Board of Directors but shall not be deemed executive officers. The Chairman of the Board shall be chosen from among the directors; any person may hold two or more offices, except the offices of Chairman of the Board and Secretary, or President and Secretary.

Section 2.    Subordinate Officers. The President may appoint such other assistant officers as he may deem necessary from time to time, and such individuals so appointed by the President shall serve at the pleasure of the President and shall have such authority and shall perform such duties as the President from time to time may prescribe.

Section 3.    Tenure of Office and Removal. The tenure of office of each of the executive officers of the Corporation, subject to prior removal, shall be until the first meeting of the Board after the annual meeting of stockholders following such officer's election, and until the election of his successor. Any executive officer may be removed at any time prior to the expiration of his term by affirmative vote of the majority of the directors. The Board may delegate the power of removal of subordinate officers to any officer or committee. If the office of any officer of the Corporation becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or inability to act, the Board of Directors may, in every such case, choose a successor for such officer who shall hold office for such term as may be prescribed by the Board of Directors but no longer than the unexpired portion of the term of the officer or agent whose place is vacant, and until his successor shall have been duly elected and qualified.

Section 4.    Compensation. The Board of Directors shall from time to time in its discretion fix or alter the compensation of any officer.

Section 5.    The Chairman of the Board. The Chairman of the Board may be an executive officer of the Corporation or the Board may, in its discretion, elect a non-executive Chairman of the Board. During such time the Chairman of the Board is also an Executive Officer of the Corporation, the Chairman of the Board may, but shall not be required, to be designated as the chief executive officer of the Corporation and shall have and may exercise all of the powers of the President, whether the President be absent or not. The Chairman of the Board shall be a member of all standing and other committees appointed by the Board of Directors unless excused by the Board of Directors therefrom or if otherwise ineligible to serve in accordance with the charter of such committee.

Section 6.    Vice Chairman of the Board. Any Vice Chairman of the Board who is also a director of this Corporation shall have and may exercise in the absence of the Chairman of the Board all of the powers granted to the Chairman

Exhibit 3.2

of the Board. In addition, any such Vice Chairman of the Board and any Vice Chairman who is not a director of this Corporation may exercise all of the rights, powers and duties granted by the By-Laws of this Corporation to an Executive Vice President and shall perform such other duties as may be specifically designated by the Board of Directors through the Chairman of the Board.

Section 7.    The President. The President shall be the chief executive officer of the Corporation during any time when the Chairman of the Board is not so designated. The President shall see that all orders and resolutions of the stockholders and of the Board of Directors are carried into effect, subject, however, to the right of the Board of Directors, by resolution, to delegate any specific powers (other than those which may be by statute conferred exclusively upon the President) to any other officer, director or agent of the Corporation. He shall be a member of all standing and other committees appointed by the Board of Directors unless excused by the Board of Directors therefrom or otherwise ineligible to serve in accordance with the charter of such committee. He is also authorized and empowered to execute on behalf of the Corporation and to cause the seal thereof to be affixed to any and all deeds, mortgages, deeds of trust, bills of sale, security agreements, leases or other instruments conveying, encumbering or transferring any part of or the entire interest of the Corporation in and to any of its property, real, personal or mixed; also, any and all contracts, documents, acknowledgments of satisfaction, or releases of mortgages, judgments or other form of security creating instrument, or other instruments issued by the Corporation in the transaction of its business. He is also authorized and shall have full authority in behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and in connection with such meeting he shall possess and exercise in behalf of the Corporation any and all rights and powers incident to the owner-ship of such stock, including the power to sign proxies therefor. He shall perform such other duties and exercise such other powers not in conflict with the provisions of these By‑Laws as the Board of Directors may from time to time prescribe.

Section 8.    Vice Presidents. The Executive Vice Presidents shall, in the order of precedence by date of election, whether the President be absent or present, have and exercise all of the rights, powers and duties of the President, and the signature and acknowledgment of an Executive Vice President to all official acts of the Corporation shall be valid and sufficient. The Senior Vice Presidents and the Vice Presidents shall perform such duties not inconsistent with these By‑Laws as may be specifically designated by the President or the Board of Directors.

Section 9.    Secretary. The Secretary shall attend all meetings of the stockholders of the Corporation, and of the Board of Directors and standing committees. He shall act as the clerk or secretary thereof and shall record all of the proceedings of such meetings in minute books kept for that purpose. He shall keep in safe custody the corporate seal of the Corporation and is authorized to affix the same to all instruments requiring the Corporation's seal. He shall have charge of the corporate records, and, except to the extent authority may be conferred upon any transfer agent or registrar duly appointed by the Board of Directors, he shall maintain the Corporation's books, registers, stock certificate and stock transfer books and stock ledgers, and such other books, records and papers as the Board of Directors may from time to time entrust to him. He shall give or cause to be given proper notice of all meetings of stockholders and directors as required by law and the By‑Laws, and shall perform such other duties as may from time to time be prescribed by the Board of Directors.

Section 10.    Treasurer. The Treasurer shall have the custody of the corporate funds and securities of the Corporation and shall keep full and accurate account of the receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation in the manner and for the purpose ordered by the Board of Directors, and shall render to the Board of Directors, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. And he shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 11.    Officers' Bonds. The Board of Directors may require any officer or officers to furnish the Corporation a bond in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of their offices and the restoration to the Corporation, in case of death, resignation or removal from office of such officer or officers, of all books, papers, vouchers, money and other property of whatever kind in their possession, belonging to the Corporation.

ARTICLE VI
Agents and Attorneys

The Chairman of the Board and the President, or either of them, may appoint such agents, attorneys and attorneys‑in‑fact of the Corporation as either may deem proper, and either may, by written power of attorney, authorize such agents, attorneys, or attorneys‑in‑fact, to represent the Corporation and for it and in its name, place and stead, and for its use

Exhibit 3.2

and benefit to trans-act any and all business, to the extent authorized, which said Corporation is authorized to transact or do by its Articles of Incorporation, and in its name, place and stead, and as its corporate act and deed, to sign, acknowledge and execute any and all contracts and instruments, in writing, necessary or convenient in the transaction of such business as fully to all intents and purposes as said corporation might or could do if it acted by and through its regularly elected and qualified officers.

ARTICLE VII
Certificates of Stock and Transfers

Section 1.    Forms and Execution of Certificates. Each stockholder of the Corporation whose stock has been paid for in full shall be entitled to have a certificate or certificates, certifying the number of shares of stock of the Corporation owned by him. The certificates of stock shall be in such form as the Board of Directors shall determine. Each certificate shall be signed by the President, or a Vice President, and the Secretary or an Assistant Secretary, have affixed to it the seal of the Corporation, which seal may be facsimile, engraved or printed, and express on its face its number, date of issuance, the number of shares for which and the person to whom it is issued. If the Corporation has a registrar, a transfer agent or a transfer clerk who actually signs such certificates, the signatures of any of the officers above mentioned may be facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer were an officer at the date of its issue. Shares may also be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

Section 2.    Transfer of Stock. Shares of stock, whether issued in certificated or uncertificated form, shall be transferrable only on the stock transfer books of the Corporation which shall be in the possession of the Secretary or of a transfer agent or clerk for the Corporation. No transfer shall be valid against the Corporation until the same is so entered upon its books and, with respect to certificated shares, the old certificate is surrendered for cancellation, or with respect to uncertificated shares, in accordance with customary procedures for transferring shares in uncertificated form.

Section 3.    Old Certificates to be Cancelled. No new certificates shall be issued for previously issued certificates until the former certificate or certificates for the shares represented thereby shall have been surrendered to and cancelled by the Secretary, by writing across the face thereof the word "Cancelled," with the date of cancellation; in case any certificate shall be claimed to be lost or destroyed, no new or duplicate certificate shall be issued for the shares represented thereby, and no new certificate shall be issued upon a transfer of such shares, except pursuant to a judgment of a court of competent jurisdiction, duly given and made in accordance with the laws of the State of Missouri, or upon corporate surety bond or other indemnity in form and amount satisfactory to the Corporation being furnished to the Corporation.

Section 4.    Treasury Stock. All issued and outstanding stock of the Corporation that may be purchased or otherwise acquired by the Corporation shall be treasury stock, and shall be subject to disposal by action of the Board of Directors. Such stock shall neither vote nor participate in dividends while held by the Corporation.

Section 5.    Registered Stockholders. The Corporation shall be entitled to treat the registered holder of any share or shares of stock whose name appears on its books as the owner or holder thereof as the absolute owner of all legal and equitable interest therein for all purposes and (except as may be otherwise provided by law) shall not be bound to recognize any equitable or other claim to or interest in such shares of stock on the part of any other person, regardless of whether or not it shall have actual or implied notice of such claim or interest.

Section 6.    Closing of Stock Transfer Books-‑Fixing Record Date. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding seventy (70) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If the Board of Directors

Exhibit 3.2

shall not have closed the transfer books or set a record date for the determination of its stockholders entitled to vote as herein provided, the date on which notice of the meeting is mailed or the date such dividend is declared or other right announced, as the case may be, shall be the record date for such determination of stockholders so entitled to participate.

ARTICLE VIII
Seal

The Corporation shall have a corporate seal which shall have inscribed around the circumference thereof "Commerce Bancshares, Inc., Kansas City, Missouri," and elsewhere thereon shall bear the words "Corporate Seal." The corporate seal may be affixed by impression or may be facsimile, engraved or printed.

ARTICLE IX
Miscellaneous Provisions

Section 1.    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each calendar year and shall terminate on the last day of December of the same calendar year.

Section 2.    Failure or Refusal to Give Notice Upon Request. If the Secretary, upon written request by the proper party or parties as permitted and provided in these By‑Laws, shall fail or refuse to give any notice which he is required to give in accordance with the provisions hereof, the party or parties entitled to require that such notice be given may sign and issue a notice of the character and in the manner herein provided and setting forth in such notice the fact of such failure or refusal on the part of the Secretary to give the notice as requested; and such notice so signed and issued shall have the same force and effect as though signed and issued by the Secretary of the Corporation.

Section 3.    Checks, Drafts, Etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto duly authorized from time to time by the Board of Directors; provided, that the Board of Directors may authorize the use of facsimile signatures of such officers and upon such terms and subject to such conditions as the Board of Directors may determine.

Section 4.    Indemnification of Directors and Officers. Subject as hereinafter provided:

(a) The Corporation, to the extent permitted by law, shall

(1) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation or of another corporation included in a controlled group of corporations of which the Corporation is a common parent, or is or was serving at the request of the Corporation as a director or officer of another corporation or other enterprise not included in said group, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in or in connection with the adjudication, defense or disposition of such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or of the other corporation he served as aforesaid, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

(2)    Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or of another corporation included in a controlled group of corporations of which the Corporation is a common parent, or is or was serving at the request of the Corporation as a director or officer of another corporation or other enterprise not included in said group, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in or in connection with the adjudication, defense or disposition of the action or suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation or of the other corporation he served as aforesaid and shall not have been adjudged in such action or suit to be liable for negligence or misconduct in the performance of his duty to the Corporation or such other corporation with respect to the matter involved

Exhibit 3.2

unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify to the extent the court shall deem proper.

(b) The Corporation may purchase and maintain insurance on behalf of any person entitled to indemnification under this section against any liability asserted against him and expenses incurred by him in any such capacity, or arising out of his status as a director or officer, whether or not the Corporation would have the power to indemnify him against the liability so insured and, if the Corporation procures such insurance, (1) the insurer thereunder shall be entitled to receive from or on behalf of said person the notice and opportunity to defend hereinafter provided for the Corporation, (2) the Corporation shall be relieved from its obligation to indemnify said person under this section to the extent that indemnity is provided in such insurance, and (3) the insurer shall not under any circumstances have a right of action, by way of subrogation or otherwise, against said person, the Corporation or other corporation or other enter-prise for whom said person served at the request of the Corporation;

(c) For purposes of this section, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the Corporation" shall include any service as a director or officer which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this section; and each of the terms "controlled group of corporations" and "common parent" shall have the same meaning herein as in the U.S. Internal Revenue Code;

PROVIDED NEVERTHELESS THAT

(i) Any person who serves as a director or officer of a corporation that at the time of such service is in a controlled group of corporations of which the Corporation is a common parent shall be deemed to serve at the request of the Corporation, but a person serving as a director or officer of a corporation that is not in such a controlled group shall not be entitled to indemnification under this section unless actually requested to serve in said capacity by the Corporation.

(ii) The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful;

(iii) No person shall be entitled to indemnification under this section
(A) Unless he notifies the Corporation of the threatened, pending or completed action, suit, proceeding or investigation promptly on becoming aware thereof and, before incurring expense of any kind therein or in connection therewith, gives the Corporation or its insurer the opportunity to provide an independent attorney to represent him in, and to otherwise counsel him in connection with, any such action, suit, proceeding or investigation, or

(B) For or with respect to any amount paid to settle a claim asserted or action, suit or proceeding brought or threatened against him unless the Corporation's board of directors (1) approved the amount of such settlement as reasonable, or (2) upon failing so to approve the same, refused to confirm its obligation to satisfy any larger amount adjudged against him on said claim, action, suit or proceeding and the additional expenses incurred in the defense thereof, or (3) could not, by reason of the action, intervention or threat of a court, government agency or instrumentality, act with complete independence and free of circumscription in relation to the subject matter, or

(C) For or with respect to any claim made against him (1) for libel or slander, (2) for an accounting of profits made from the purchase or sale by him of securities of the Corporation or of another corporation in the controlled group of corporations of which the Corporation is a common parent within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any statutory law or common law, or (3) based on or attributable to personal injury or bodily injury, sickness, disease or death or damage to, destruction of, or loss of use of property;

Exhibit 3.2

(iv) Expenses incurred by a director or officer or a former director or officer in connection with a civil or criminal action, suit, proceeding or investigation shall be paid by the Corporation in advance of the final termination of the action, suit, proceeding or investigation in the specific case upon receipt of an undertaking by or on behalf of said person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section;

(v) The indemnification provided by this section shall be in addition to any other rights to which a director or officer or former director or officer otherwise covered by this section may be entitled by law or under any agreement or vote of share-holders or disinterested directors, both as to action in such person's official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director or officer of the Corporation or of another corporation or other enterprise encompassed by this section and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.    Amendments to By‑Laws. The Board of Directors shall have the power to make, alter, amend or repeal the By‑Laws of this Corporation from time to time.

Section 6.     Control Share Acquisitions. The provisions of Section 351.407 of the Missouri Revised Statutes (the "Control Share Act") shall not apply to any control share acquisitions of shares of the Corporation within the meaning of the Control Share Act.

Section 7.     Gender. As used herein, the masculine pronoun shall include the feminine gender.